Exhibit 5.1

Carlos A. Ramirez

T: +1 858 550 6157

cramirez@cooley.com

December 15, 2023

TriSalus Life Sciences, Inc.

6272 W. 91st Ave.

Westminster, CO 80031

Re:TriSalus Life Sciences, Inc. – Registration Statement on Form S-1

Ladies and Gentlemen:

You have requested our opinion with respect to certain matters in connection with the issuance and sale by TriSalus Life Sciences, Inc., a Delaware corporation (the “Company”), in connection with the resale by the Purchaser (as defined below) of up to 5,859,375 shares (the “Shares”) of the Company’s common stock, par value $0.0001 per share (“Common Stock”), pursuant to a Registration Statement on Form S-1 (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), and the related prospectus included in the Registration Statement (the “Prospectus”).  The Shares are to be sold by the Company to the Purchaser pursuant to that certain Standby Equity Purchase Agreement, dated as of October 2, 2023 (the “Purchase Agreement”), by and between the Company and YA II PN, Ltd (the “Purchaser”).

In connection with this opinion, we have examined and relied upon (a) the Registration Statement and the Prospectus, (b) the Purchase Agreement, (c) the Company’s certificate of incorporation and bylaws, each as currently in effect, and (d) such other records, documents, certificates, opinions, memoranda and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.  We have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to originals of all documents submitted to us as copies; the accuracy, completeness and authenticity of certificates of public officials and the due authorization, execution and delivery of all documents by all persons other than the Company where authorization, execution and delivery are prerequisites to the effectiveness thereof.  As to certain factual matters, we have relied upon a certificate of an officer of the Company and have not independently verified such matters.

We have assumed (i) each sale of the Shares will be duly authorized by the Board of Directors of the Company, a duly authorized committee thereof or a person or body pursuant to an authorization granted in accordance with Section 152 of the General Corporation Law of the State of Delaware (the “DGCL”), and (ii) that the price at which the Shares are sold to the Purchaser will equal or exceed the par value of the Shares.  We express no opinion to the extent that future issuances of securities of the Company, anti-dilution adjustments to outstanding securities of the Company or other matters cause the number of shares of Common Stock issuable under the Purchase Agreement to the Purchaser to exceed the number of shares of Common Stock available for issuance by the Company.

Our opinion herein is expressed solely with respect to the DGCL. We express no opinion to the extent that any other laws are applicable to the subject matter hereof and express no opinion and provide no assurance as to compliance with any federal or state securities law, rule or regulation.

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117
t: +1 858 550-6000 f: +1 858 550-6420 cooley.com

TriSalus Life Sciences, Inc.

December 15, 2023

Page Two

On the basis of the foregoing and in reliance thereon, and subject to the qualifications set forth herein, we are of the opinion that the Shares, when sold and issued by the Company to the Purchaser in accordance with the Registration Statement, the Prospectus and the Purchase Agreement, will be validly issued, fully paid and nonassessable.

This opinion is limited to the matters expressly set forth in this letter, and no opinion should be implied, or may be inferred, beyond the matters expressly stated.  This opinion speaks only as to law and facts in effect or existing as of the date hereof and we undertake no obligation or responsibility to update or supplement this letter to reflect any facts or circumstances that may hereafter come to our attention or any changes in law that may hereafter occur.

We consent to the reference to our firm under the caption “Legal Matters” in the Prospectus and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Commission thereunder.

Very truly yours,

COOLEY LLP

By:	/s/ Carlos A. Ramirez
Carlos A. Ramirez

Cooley LLP 10265 Science Center Drive San Diego, CA 92121-1117
t: +1 858 550-6000 f: +1 858 550-6420 cooley.com